As filed with the Securities and Exchange Commission on April 24, 2013

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

QUALCOMM Incorporated 2006 Long-Term Incentive Plan
(Full title of the plan)

Paul E. Jacobs
Chairman of the Board and Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee[4]
2006 Long-Term Incentive Plan, as amended
Common Stock, Par Value $0.0001	90,000,000	$63.58	$5,722,200,000	$780,508

[1]	The securities to be registered include options and other rights to acquire Common Stock.

[2]	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on April 19, 2013, as reported on the NASDAQ Stock Market.

[4]
The additional shares to be registered by QUALCOMM Incorporated (the “Registrant” or the “Company”) on this Form S-8 Registration Statement under the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, include 90,000,000 newly authorized shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The contents of the Registration Statements on Form S-8 listed below are incorporated by reference herein.
Registration Statements filed with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, and the former 2001 Stock Option Plan, which was amended and restated as the 2006 Long-Term Incentive Plan (SEC File No. 333-173184, filed March 30, 2011; SEC File No. 333-166246, filed April 22, 2010; SEC File No. 333-150423, filed April 24, 2008; SEC File No. 333-137692, filed September 29, 2006; SEC File No. 333-117626, filed July 23, 2004; SEC File No. 333-103497, filed February 28, 2003; and SEC File No. 333-60484, filed May 8, 2001).

Item 8. Exhibits
See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 24, 2013.

QUALCOMM Incorporated

By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chairman of the Board and
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Paul E. Jacobs and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs	Chairman of the Board and Chief Executive Officer	April 24, 2013
Paul E. Jacobs	(Principal Executive Officer)

/s/ George S. Davis	Executive Vice President and Chief Financial Officer	April 24, 2013
George S. Davis	(Principal Financial and Accounting Officer)

/s/ Barbara T. Alexander	Director	April 24, 2013
Barbara T. Alexander

Director
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	April 24, 2013
Raymond V. Dittamore

Director
Susan Hockfield

/s/ Thomas W. Horton	Director	April 24, 2013
Thomas W. Horton

/s/ Sherry Lansing	Director	April 24, 2013
Sherry Lansing

/s/ Duane A. Nelles	Director	April 24, 2013
Duane A. Nelles

/s/ Francisco Ros	Director	April 24, 2013
Francisco Ros

/s/ Brent Scowcroft	Director	April 24, 2013
Brent Scowcroft

/s/ Marc I. Stern	Director	April 24, 2013
Marc I. Stern

EXHIBIT INDEX

4.1
Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 18, 2012.

4.2
Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock is incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.3	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2012.
5	Opinion re Legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in signature pages to this Registration Statement)
99.1
QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended, is incorporated by reference to Exhibit 10.112 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 24, 2013.